UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 11, 2010

Date of Report (Date of earliest
event reported)
Jones Soda Co.

(Exact Name of Registrant as Specified in Charter)

Washington	000-28820	52-2336602

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
234 Ninth Avenue North, Seattle, Washington 98109

(Address of principal executive offices) (Zip Code)
(206) 624-3357

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Section 1 — Registrant’s Business and Organization
Item 1.01. Entry into a Material Definitive Agreement
     On June 11, 2010, we entered into what is sometimes termed an equity line of credit arrangement with Glengrove Small Cap Value, Ltd., or Glengrove. Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, which provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase up to $10 million worth of shares of our common stock over the approximately 24-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 5,228,893 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock to be issued to Glengrove in payment of its commitment fee.
     From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Glengrove with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Glengrove, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations may be waived or modified by mutual agreement of the parties). In addition, we may not sell, and Glengrove may not purchase under the Purchase Agreement, any shares of our common stock which (i) when aggregated with all other shares of our common stock beneficially owned by Glengrove, would result in beneficial ownership by Glengrove of more than 9.9% of our then outstanding shares of common stock, or (ii) when aggregated with all other shares of our common stock offered pursuant to our Registration Statement (described below) would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3 (to the extent applicable). We are able to present Glengrove with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.
     Once presented with a draw down notice, Glengrove is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount of 6.0%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Glengrove will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Glengrove may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.
     The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Glengrove the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock. Upon Glengrove’s exercise of an option, we would sell to Glengrove the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Glengrove notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount of 6.0%.
     Our issuance of shares of common stock to Glengrove pursuant to the Purchase Agreement, and the sale of those shares from time to time by Glengrove to the public, will be covered by our Registration Statement on Form S-3 (No. 333-166556), filed with the Securities and Exchange Commission on May 6, 2010, as amended and supplemented from time to time. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

     In connection with this transaction, a filing will be made with the Corporate Finance Department of the Financial Industry Regulatory Authority, or the FINRA, pursuant to FINRA Rule 5110. Among other customary conditions to the parties’ obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Glengrove, and Glengrove is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the FINRA to the effect that the FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to August 10, 2010, either we or Glengrove may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.
     We have agreed to indemnify and hold harmless Glengrove and each person who controls Glengrove against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to $35,000 of Glengrove’s reasonable attorneys’ fees and expenses incurred by Glengrove in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We also have agreed to pay up to $5,000 of Glengrove’s reasonable attorneys’ fees for ongoing due diligence in each calendar quarter during the term of the Purchase Agreement in which there is no purchase or sale of shares pursuant to a draw down request. Further, if we issue a draw down notice and fail to deliver the shares to Glengrove on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Glengrove liquidated damages in cash or restricted shares of our common stock, at Glengrove’s option.
     Glengrove has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities under the Securities Act that may be based upon written information furnished by Glengrove to us for inclusion in a prospectus or any other prospectus or prospectus supplement related to this transaction.
     Upon each sale of our common stock to Glengrove under the Purchase Agreement, we have agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, or FWG, a placement fee equal to 0.75% of the aggregate dollar amount of common stock purchased by Glengrove. We also have agreed to reimburse up to $12,500 of FWG’s attorneys’ fees and expenses incurred by FWG in connection with the preparation of filings required to be made on behalf of FWG in connection with the Purchase Agreement and the related transactions pursuant to FINRA Rule 5110. We have agreed to indemnify and hold harmless FWG and each person who controls FWG against certain liabilities, including certain liabilities under the Securities Act.
     In consideration of Glengrove’s execution and delivery of the Purchase Agreement, we agreed to issue to Glengrove, pursuant to our Registration Statement, 70,053 shares of our common stock. We expect to deliver those shares to Glengrove on or about June 22, 2010.
     The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Company’s press release dated June 14, 2010 is attached hereto as Exhibit 99.1.
Section 8 — Other Events
Item 8.01 Other Events
     As the Company previously disclosed, Walmart has authorized the Company to retail the Company’s products in Walmart’s U.S.-based stores, effective May 3, 2010. Under the authorization, the Company has been allocated three shelf facings for a custom assorted 6-pack of Jones Pure Cane Soda. The 6-pack will include two bottles each of some of the Company’s most popular flavors — Green Apple, Berry Lemonade and Cream Soda. The Company is also providing its Refresco De Cana Pura product line in Walmart stores in certain localized markets. This authorization provides the Company with the opportunity to expand its retail outlet distribution, making the Company’s core products more accessible to new and existing consumers. As of the date of this report, the Company’s existing distribution network provides coverage to approximately 75% of Walmart’s approximately 3,800 U.S.-based stores. The Company is actively working with its distribution partners to make its product available in these stores and to expand its distribution network to serve the remainder of the Walmart stores throughout the country.
* * *
This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “anticipate,” “expect,” “believe,” “continue,” “future,” “intend,” “plan,” “predict,” “project,” “target,” “opportunity,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this report include, without limitation, statements regarding the Company’s finances, operations, marketing, national retail and distribution growth strategies and other matters that involve known and unknown risks, uncertainties and other factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by this report. Such risk factors include, among others, the Company’s inability to achieve levels of revenue and cost reductions that are adequate to support its capital and operating requirements in order to continue as a going concern; the Company’s inability to generate sufficient cash flow from operations, or to obtain funds through additional financing or other strategic alternatives, to support its business plan; the impact of the global economic crisis, which has continued to have a greater than expected impact on the Company’s business; the Company’s inability to increase points of distribution for its products or to successfully innovate new products and product extensions; the Company’s inability to establish distribution arrangements with distributors, retailers or national retail accounts; the Company’s inability to maintain relationships with its co-packers; the Company’s inability to maintain a consistent and cost-effective supply of raw materials; the Company’s inability to receive returns on its trade spending and slotting fee expenditures; the Company’s inability to maintain brand image and product quality; the Company’s inability to protect its intellectual property; the impact of current and future litigation; the Company’s inability to develop new products to satisfy customer preferences; the impact of intense competition from other beverage suppliers; and risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. You are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit 10.1	Common Stock Purchase Agreement between the Company and Glengrove Small Cap Value, Ltd. dated as of June 11, 2010

Exhibit 99.1	Press Release dated June 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.
Dated: June 14, 2010	By:	/s/ Michael R. O’Brien
Michael R. O’Brien
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Purchase Agreement between the Company and Glengrove Small Cap Value, Ltd. dated as of June 11, 2010

99.1	Press Release dated June 14, 2010